OPTIMUM FUND TRUST                                           DEALER'S AGREEMENT
----------------------------


--------------------------------------------------------------------------------

We are the national distributor for all of the shares of all of the Classes (now existing or hereafter added) of all of the Funds in the Optimum Fund Trust which retain us, Delaware Distributors, L.P., to act as exclusive national distributor. The term "Fund" as used in this Agreement refers to each Fund in the Optimum Fund Trust that retains us to promote and sell its shares, and any Fund that may hereafter be added to the Optimum Fund Trust to retain us as national distributor. The term "Class" as used in this Agreement refers to a class of shares of a Fund as described in the Fund's prospectus. You, a broker/dealer ("you"), have indicated that you wish to act as agent for your customers (the "customer(s)") in connection with the purchase, sale and redemption of Fund shares and/or desire to provide certain services to your customers relating to their ownership of Fund shares, all in accordance with the terms of this Agreement.

AGENT FOR CUSTOMERS: In placing orders for the purchase and sale of Fund shares, you will be acting solely as agent for your customers and will not have any authority to act as agent for us, any of the Funds or any of our affiliates or representatives. Each transaction in Fund shares will be initiated solely upon the order of a customer, or by you pursuant to a written agreement with a customer giving you investment discretion to act on such customer's behalf, and shall be for the account of a customer. You also agree that you will not refrain from placing orders with us that you have received from your customers for your own gain. Neither you nor any of your employees or agents are authorized to make any representations concerning the Funds or Fund shares except those contained in the then current "Prospectus" and in written information issued by the Fund or by us as a supplement to the Prospectus. In purchasing Fund shares your customers may rely only on such authorized information. You agree that all customer accounts will be held in a DTCC Networked Level 3 environment (broker controlled) and you will assume total responsibility for all customer communications and your customers will have no direct contact with the Funds or the Funds' agents.


OFFERING PRICE TO PUBLIC: Orders for shares received from you and accepted by a Fund or its agent, Delaware Service Company, Inc., will be at the public offering price applicable to each order as set forth in that Fund's Prospectus. The manner of computing the net asset value of shares, the public offering price and the effective time of orders received from you are described in the Prospectus for each Fund. We reserve the right, at any time and without notice, to suspend the sale of Fund shares.

CONCESSIONS TO YOU: You will be entitled to deduct the applicable concession as set forth in the then current Prospectus of a Fund from the purchase price of certain purchase orders placed by you for shares of a Fund having a sales charge. We reserve the right from time to time, without prior notice, to modify, suspend or eliminate such concessions by amendment, sticker or supplement to the Prospectus for the Fund. The concession will not exceed the maximum limits on sales charges specified in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"). You will not accept or withhold any fee otherwise allowed under the terms of this Agreement, for any shares purchased under this Agreement, if prohibited by the Employee Retirement Income Security Act or trust or similar laws to which you are subject, in the case of purchases or redemptions of Fund shares involving retirement plans, trusts or similar accounts. You will make payments for Fund shares in the manner described in the PAYMENT section below. If any shares confirmed to you under the terms of this Agreement are redeemed or repurchased by the Fund or by us as agent for the Fund, or are tendered for redemption or repurchase, within seven business days after the date of our confirmation of the original purchase order, you shall promptly refund to us the concession allowed to you on such shares.

PURCHASE PLANS: The purchase price on all orders placed by you and any concessions or other fees otherwise due to you under this Agreement will be subject to the then current terms and provisions of any applicable special plans and accounts (e.g., volume purchases, letters of intent, rights of accumulation, combined purchases privilege, exchange and reinvestment privileges and retirement plan accounts) as set forth from time to time in the Prospectus. You agree to notify us when an order is placed if it qualifies for a reduced sales charge under any of these plans. We reserve the right, at any time, without prior notice, to modify, suspend or eliminate any such plans or accounts by amendment, sticker or supplement to the Prospectus for the Fund.

SALES, ORDERS AND CONFIRMATIONS: In offering Fund shares to the public or otherwise, you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund, for any other selected dealer or for us. No person is authorized to make any representations concerning the shares of the Fund except those contained in the Prospectus and in written information issued by the Fund or by us as a supplement to such Prospectus. In purchasing Fund shares, you shall rely only on such representations.

All sales must be made subject to confirmation and orders are subject to acceptance or rejection by the Fund in its sole discretion. Your orders must be placed via DTCC's Fund/Serv platform. You agree to place orders on behalf of your customers for the same number of shares sold by you in bona fide orders from your customers at the price at which such shares are sold. We will not accept any conditional orders. You agree that you will not purchase Fund shares except for investment or for the purpose of covering purchase orders already received and that you will not, as principal, sell Fund shares unless purchased by you from the Fund under the terms hereof. Each of your orders shall be confirmed by you via the DTCC Fund/Serv platform on the same day. You agree that any purchase or redemption orders that you send to the Fund to be priced at that day's net asset value will have been received before the close of the New York Stock Exchange's regular trading hours (ordinarily 4:00 P.M. Eastern Standard
Time) on such day. It is agreed and understood that, whether shares are registered in the purchaser's name, in your name or in the name of your nominee, your customer will have full beneficial ownership of the Fund shares.

PAYMENT: The shares purchased by you hereunder shall be paid for in full at the public offering price, less any concession to you as set forth above, via the DTCC net settlement process or by wire received by us by the end of the third business day after our acceptance of your order. If not so paid, we reserve the right to cancel the sale and to hold you responsible for any loss sustained by us or the Fund (including lost profit) as a result.


REDEMPTION: The Prospectus describes the provisions whereby the Fund, under all ordinary circumstances, will redeem shares held by shareholders on demand. You agree that you will not make any representations to shareholders relating to the redemption of their shares other than the statements contained in the Prospectus and the underlying organizational documents of the Fund, to which it refers, and that you will quote as the redemption price only the price determined by the Fund. You shall not repurchase any shares from your customers at a price below the next quoted by the Fund for redemption. You may charge a reasonable fee for services in connection with the repurchase by you from your customers of shares. You may hold such repurchased shares only for investment purposes or submit such shares to the Fund for redemption.

12B-1 PLAN: With respect to any Fund that offers shares of classes for which Distribution Plans have been adopted under Rule 12b-1 (individually a "12b-1 Plan") of the Investment Company Act of 1940 (the "1940 Act"), we expect you to provide distribution and marketing services in the promotion of the Fund's shares. In connection with the receipt of distribution fees and/or the receipt of service fees as set forth under 12b-1 Plan(s) applicable to the class or classes of Fund shares purchased by your customers, we expect you to provide administrative and other services to your customers who own Fund shares, including, but not limited to: answering customer inquiries regarding a Fund; assisting in changing dividend options, account designations and addresses for customers; establishing and maintaining shareholder accounts and records; processing purchase and redemption transactions for Fund shareholders; providing periodic statements and/or updates showing a customer's account balance and integrating such statements with those for transactions and balances in the customer's other accounts serviced by you; or such other services as the Fund may require, to the extent permitted by applicable statutes, rules or regulations. In addition, you will transmit promptly to customers all communications sent to you for transmittal to customers by or on behalf of us, and the Fund or such Fund's investment advisor, custodian or transfer or dividend disbursing agent. You will also promptly answer all written complaints received by you relating to Fund accounts or promptly forward such complaints to us and assist us in answering such complaints. For such services we will pay you a fee, as established by us from time to time, based on a portion of the net asset value of the accounts of your customers in the various classes of the Fund. We are permitted to make this payment under the terms of the 12b-1 Plans adopted by certain of the Funds, as such Plans may be in effect from time to time. The 12b-1 Plans in effect on the date of this Agreement are described in the Funds' Prospectuses. Each Fund reserves the right to terminate or suspend its 12b-1 Plan at any time as specified in the Plan and we reserve the right, at any time, without notice, to modify, suspend or terminate payments hereunder in connection with such 12b-1 Plan. You will furnish the Fund and us with such information as may be reasonably requested by the Fund or its directors or trustees or by us with respect to such fees paid to you pursuant to this Agreement.

GENERAL COMPLIANCE: To the extent that you are subject to the USA PATRIOT ACT, NASD Rules and/or NYSE Rules, including, without limitation, rules requiring you to implement an Anti-money Laundering Program and a Customer Identification Program ("CIP"), you are, and will remain, in compliance with such Act or Rules. Specifically, you warrant that to the extent that you are required under such Act or rules to (a) provide notice of CIP to Customers, (b) obtain required identifying data elements for each new Customer, (c) reasonably verify the identity of each new Customer (using data elements), and (d) take appropriate action with respect to Customers in cases where identity cannot be verified, that you will take the actions described in (a) through (d) above, as appropriate.

LEGAL COMPLIANCE: This Agreement and any transaction with, or payment to, you pursuant to the terms hereof is conditioned on your representation to us that, as of the date of this Agreement you are, and at all times during its effectiveness you will be: (a) a registered broker/dealer under the Securities Exchange Act of 1934, and qualified under applicable state securities laws in each jurisdiction in which you are required to be qualified to act as a broker/dealer in securities, and a member in good standing of the NASD; or (b) a foreign broker/dealer not eligible for membership in the NASD and otherwise in compliance with applicable U.S. federal and state securities laws. You agree to notify us promptly in writing and immediately suspend sales of Fund shares if this representation ceases to be true. You also agree that, whether you are a member of the NASD or a foreign broker/dealer not eligible for such membership, you will comply with the rules of the NASD including, in particular, Sections 2 and 26 of Article III thereof, and Sections 2310, IM 2310-2 and 2830 of the NASD Conduct Rules, and that you will maintain adequate records with respect to your customers and transactions with the Funds. You agree to cooperate with any efforts initiated by the Funds and/or their agents to identify and prevent abusive trading practices as described in the Funds' prospectuses, including, but not limited to, activities such as "market-timing", short-term trading, excessive trading, and late trading ("Abusive Trading Practices"). You shall cooperate with any requests made by the Funds and/or their agents towards this end, including providing the Funds and/or their agents with information about the trading history of any particular shareholder that you maintain on your recordkeeping systems. You further agree to make any changes necessary to comply with any laws or regulations regarding Abusive Trading Practices applicable to any party to this Agreement and/or the Funds that relate to the performance of services under this Agreement.


BLUE SKY MATTERS: We shall have no obligation or responsibility with respect to your right to sell Fund shares in any state or jurisdiction. From time to time we may furnish you with information identifying the states and jurisdictions, under the securities laws of which it is believed a Fund's shares may be sold. You will not transact orders for Fund shares in states or jurisdictions in which we indicate Fund shares may not be sold. You agree to offer and sell Fund shares outside the United States only in compliance with all applicable laws, rules and regulations of any foreign government having jurisdiction over such transactions in addition to any applicable laws, rules and regulations of the United States.

LITERATURE: We will furnish you with copies of each Fund's Prospectus, sales literature and other information made publicly available by the Fund, in reasonable quantities upon your request. You agree to deliver a copy of the current Prospectus in accordance with the provisions of the Securities Act of 1933 to each purchaser of Fund shares for whom you act as broker. We shall file Fund sales literature and promotional material with NASD and SEC as required. You may not publish or use any sales literature or promotional materials with respect to the Funds without our prior review and written approval.

NOTICES AND COMMUNICATIONS: All communications from you should be addressed to us at One Commerce Square, 2005 Market Street, 4th Floor, Philadelphia, PA 19103. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address set forth below. Each of us may change the address to which notices shall be sent by notice to the other in accordance with the terms hereof.

Broker/Dealer Address for Notices and Communications:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


TERMINATION: This Agreement may be terminated by either party at any time by written notice to that effect and will terminate without notice upon the appointment of a trustee for you under the Securities Investor Protection Act, or any other act of insolvency by you. Notwithstanding the termination of this Agreement, you shall remain liable for any amounts otherwise owing to us or the Funds for your portion of any transfer tax or other liability which may be asserted or assessed against the Fund, or us, or upon any one or more of the selected dealers based upon the claim that the selected dealers or any of them constitute a partnership, an unincorporated business or other separate entity.

AMENDMENT: This Agreement may be amended or revised at any time by us upon notice to you and, unless you notify us in writing to the contrary, you will be deemed to have accepted such modifications.

GENERAL: Your acceptance hereof will constitute an obligation on your part to observe all the terms and conditions hereof. In the event you breach any of the terms and conditions of this Agreement, you will indemnify us, the Funds, and our affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees) arising out of or relating to such breach and we may offset any such damages, losses, costs and expenses against any amounts due to you hereunder. Nothing contained herein shall constitute you, us and any dealers as forming an association or partnership. All references in this Agreement to the "Prospectus" refer to the then current version of the Prospectus and include the Statement of Additional Information incorporated by reference therein and any stickers or supplements thereto. This Agreement supercedes and replaces any prior agreement between us and you with respect to your purchase and sale of Fund shares and its to be construed in accordance with the laws of the State of Delaware.



DELAWARE DISTRIBUTORS, L.P.


By:
         --------------------------------------------
Name:    Elisa C. Colkitt
Title:   Vice President
Date:

--------------------------------------------------------------------------------
                          DEALER'S AGREEMENT ACCEPTANCE
--------------------------------------------------------------------------------

DELAWARE DISTRIBUTORS, L.P.

Please confirm your acceptance of this Agreement by executing both copies of the Agreement and returning them to us. Once executed by Delaware Distributors, L.P., a duplicate copy will be sent to you to keep with your records. Your execution of this Agreement signifies your acknowledgment that any orders for Fund shares made by you during the effectiveness of this Agreement are subject to all the applicable terms and conditions set forth in this Agreement, and confirms your agreement to pay for the shares at the price and upon the terms and conditions stated in the Agreement. In addition, you confirm that you have had the opportunity to review the Prospectuses relating to the Fund shares and you acknowledge that, in executing this Agreement, you have relied on such Prospectuses and not on any other statement(s) whatsoever, written or oral.

                       DEALER MUST SIGN AND COMPLETE BELOW

                                          (DEALER)

                                          By:
                                          -------------------------------------
                                          Name:
                                          -------------------------------------
                                          Title:
                                          -------------------------------------


                                          -------------------------------------
                                          Date

                                          -------------------------------------
                                          Firm

                                          -------------------------------------
                                          Firm's Tax Identification Number

                                          -------------------------------------
                                          Street Address

                                          -------------------------------------
                                          City/State/Zip